UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

Uonlive Corporation

(Exact name of Registrant as specified in its charter)

Nevada	0-26119	87-0629754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices, including zip code)

86-20-28860608

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 7, 2018, Raymond Fu was appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer and member of our Board of Directors of our company. On September 7, 2018, Rhonda Keaveney resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and member of our Board of Directors. of our company.

Mr Fu has over 20 years of experience in the financial sector and has acted as an officer for several public companies in Hong Kong. Mr Fu’s experience is in line with UOLI’s business model and future business endeavors. His valuable industry expertise and attention to details has been a vital component in his success. With extensive knowledge of running a successful business we feel he will be a great addition to our company.

Mr. Raymond Fu has extensive experience in managing and consulting and will be great asset to our company.

Mr Edwin Lun was appointed as the Company’s Secretary. Mr Lun has over 20 years of experience in the financial sector and has diversified experiences in the merger and acquisitions, restructuring, listing and board procedures. Mr Lun’s experiences is in line with UOLI’s business model and future business endeavors.

During the past ten years, Mr. Raymond Fu and Mr. Edwin Lun have not been the subject of the following events:

1.   A petition under the Federal  bankruptcy  laws or any state  insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the  business or property of such  person,  or any partnership in which he was a general partner at or within two years before the time of such filing,  or any  corporation  or business  association  of which he was an executive officer at or within two years before the time of such filing;

2.   Convicted  in a  criminal  proceeding  or is a named  subject  of a pending criminal   proceeding (excluding   traffic  violations  and  other  minor offenses);

3.   The subject of any order,  judgment, or decree, not subsequently  reversed, suspended or vacated, of any court of competent  jurisdiction,  permanently or  temporarily  enjoining him from, or otherwise  limiting,  the following activities;  associated person of any of the foregoing, or as an investment adviser,  underwriter,  broker or dealer in securities, or as an affiliated person,  director or employee of any investment company,  bank, savings and loan  association  or insurance  company,  or engaging in or continuing any conduct or practice in connection with such activity;

     i)   Acting as a futures commission merchant, introducing broker, commodity trading  advisor,  commodity  pool  operator,  floor broker,  leverage transaction  merchant,  any other person  regulated  by the  Commodity Futures Trading Commission, or

     ii)  Engaging in any type of business practice; or

     iii) Engaging in any  activity in  connection  with the purchase or sale of any  security or  commodity  or in  connection  with any  violation of Federal or State securities laws or Federal commodities laws;

4.   The subject of any order,  judgment or decree,  not subsequently  reversed, suspended or vacated, of any Federal or State authority barring, suspending or  otherwise  limiting  for more than 60 days the right of such  person to engage  in any  activity  described  in  paragraph  3.i  in  the  preceding paragraph or to be associated with persons engaged in any such activity;

5.   Was found by a court of competent  jurisdiction in a civil action or by the Commission  to have violated any Federal or State  securities  law, and the judgment  in such civil  action or finding by the  Commission  has not been subsequently reversed, suspended, or vacated;

6.   Was found by a court of competent  jurisdiction in a civil action or by the Commodity   Futures  Trading   Commission  to  have  violated  any  Federal commodities  law,  and the  judgment in such civil action or finding by the Commodity Futures Trading  Commission has not been  subsequently  reversed, suspended or vacated;

7.   Was the  subject  of, or a party  to,  any  Federal  or State  judicial  or administrative  order,  judgment,  decree,  or  finding,  not  subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i)   Any Federal or State securities or commodities law or regulation; or

     ii)  Any law or regulation respecting financial institutions or insurance companies including, but not limited to,

a  temporary  or  permanent injunction, order of disgorgement or restitution,  civil money penalty or  temporary  or  permanent  cease-and-desist  order,  or  removal or prohibition order, or

     iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order,  not subsequently reversed,  suspended or vacated,  of any  self-regulatory  organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization  that has  disciplinary  authority over its members or persons associated with a member.

Family Relationships

There are no family relationships among our directors or executive officers.

Director Qualifications

The following specific experience, qualifications, attributes, or skills of Mr. Raymond Fu and Mr. Edwin Lun led the Company to the conclusion that they should serve as officers and directors in light of our business and structure:

Mr. Raymond Fu and Edwin Lun are qualified to be Company’s officers and directors because they have managed several businesses successfully and thus bring management, organizational, operational and administrative experience to our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kore Resources Inc

By:	/s/ Raymond Fu

Title:	Chief Executive Officer

Dated: March 20, 2019